UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AQUILA FUNDS TRUST

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Video Scripts –

For Distribution to Shareholders

Dave Schiffman:

Hello, everyone, I’m Dave Schiffman, Lead Portfolio Manager of Aquila High Income Fund.

I'm talking to you today because we need your help. We are excited about an important development involving Aquila High Income Fund and Aquila Opportunity Growth Fund. We’re pleased to announce that a definitive agreement has been reached between Aquila Investment Management LLC and Cantor Fitzgerald Investment Advisors, LP to sell assets used in its investment advisory business related to these funds. If approved by shareholders, each fund would be reorganized into a newly created series of the Cantor Select Portfolios Trust and Cantor Fitzgerald Investment Advisors would become the investment advisor of these funds, and Smith Group Asset Management, LLC, a business of Cantor Fitzgerald Asset Management would serve as the funds’ subadviser. We anticipate, subject to shareholder approval, that the reorganization will be finalized in September.

As mentioned, shareholder approval is required to secure completion of the proposed reorganizations. So, please be sure to exercise your right to vote regardless of the amount of shares you own. It’s important to note that if the reorganizations are not approved by shareholders, the Board of Trustees will consider other options up to and including the liquidation of the funds.

I’m happy to let you know that under the proposal, I would continue as the lead portfolio manager of the new Cantor Fitzgerald High Income Fund, and have signed an employment agreement to join the Cantor Fitzgerald and Smith Group team once the reorganization is complete. Additionally, Aquila Opportunity Growth Fund would become Cantor Fitzgerald Equity Opportunity Fund, and will be managed by the talented investment team at Smith Group Asset Management.

Importantly, the principal investment objectives and strategies of each fund would remain largely consistent with what you’re familiar with. Details about the new funds are provided in the proxy statement/prospectus, which was previously distributed to shareholders. It may also be obtained by calling Cantor Fitzgerald Asset Management at 800-9-CANTOR. That’s 800-922-6867.

John Brim:

Thanks, Dave. I’m John Brim, President and Chief Investment Officer of Smith Group Asset Management. We’re thrilled that, Dave is expected to join our team and continue leading the management of the new High Income Fund, subject to shareholder approval. For those of you who may not be familiar with Cantor Fitzgerald, we are a global financial services leader with over 12,500 employees worldwide. Since 1945, Cantor Fitzgerald has been at the forefront of financial and technological innovation, providing a wide range of services to more than 5,000 institutional clients globally.

Our asset management division, Cantor Fitzgerald Asset Management, manages $13 billion across various investment vehicles, including mutual funds, ETFs, Non-traded REITs, interval funds, opportunity zone funds, 1031 and 721 exchange vehicles, and other private investment options. Our team at Smith Group, which became part of Cantor Fitzgerald in 2021, is composed of experienced professionals with an average of over 30 years in the industry. We are committed to delivering a platform of solutions across a comprehensive range of capabilities and look forward to serving these funds under our management.

Dave Schiffman:

One key point to note is that there are no plans to increase fees for either of the funds. In fact, as detailed in the proxy statement, the net total annual fund operating expenses for each class of shares of each new fund are expected to be the same as or lower than your current fund’s net total annual fund operating expenses, across all share classes.

We’re excited about the proposed reorganizations and hope you will find this to be beneficial. The Funds’ Board of Trustees unanimously approved the reorganizations and believes they are in shareholders’ best interest. The Board therefore recommends that shareholders vote in favor of the reorganizations.

We encourage you to cast your vote now using the directions you received on your proxy ballot. For convenience, voting may be done online, by touch-tone telephone, or by completing, signing and returning the proxy card provided by mail. Proxy representatives are available toll-free at 888-734- 2670, Monday through Friday between 9:00 a.m. and 11:00 p.m. ET or Saturday between 9:00 a.m. and 6:00 p.m. ET. Once again, that number is 888-734-2670. Thank you for your investment.

To be shown on screen:

About the Proposed Reorganization of Aquila Funds Trust:

A definitive agreement has been reached between Aquila Investment Management LLC (“Aquila”) and Cantor Fitzgerald Investment Advisors, LP ("Cantor") to sell assets used in its investment advisory business relating to the Aquila Funds Trust (the "Funds" or each a "Fund") (the "transaction"). Under the terms of the agreement, subject to Fund shareholder approval, each Fund is expected to be reorganized into a newly created series of Cantor Select Portfolios Trust (each a "Reorganization" or collectively, the "Reorganizations"), and subsequently will be advised by Cantor and subadvised by Smith Group Asset Management, LLC. The proposed Reorganizations are listed below:

Acquired Aquila Funds	Acquiring Cantor Funds
Aquila High Income Fund	Cantor Fitzgerald High Income Fund
Aquila Opportunity Growth Fund	Cantor Fitzgerald Equity Opportunity Fund

To receive a free copy of a Proxy Statement/Prospectus relating to a Reorganization, please call Cantor Fitzgerald Asset Management toll free at (855) 9-CANTOR. This communication is qualified in its entirety by reference to the Proxy Statement/Prospectus and supersedes any prior document.

The Proxy Statement/Prospectus contains important information about fund objectives, strategies, fees, expenses and risk considerations, and therefore you are advised to read it. The Proxy Statement/Prospectus and shareholder reports, and other information are also available for free on the SEC’s website (www.sec.gov). Shareholder should read any Proxy Statement/Prospectus carefully before making any decision to invest or to approve a Reorganization.

Mutual fund investing involves risk; loss of principal is possible. Investment risks include, but are not limited to, potential loss of value, market risk, financial risk, interest rate and credit rate risk, and investments in highly-leveraged companies, lower-quality debt securities, foreign markets and foreign currencies. High-yield bonds are subject to greater credit risk, default risk, and liquidity risk.

Before investing in any mutual fund offered by Aquila Group of Funds, carefully read about and consider the investment objectives, risks, charges, expenses, and other information found in the fund's prospectus. The prospectus is available when you visit www.aquilafunds.com and by calling 800-437-1020.

Video Scripts –

For Distribution to Financial Professionals Only

Dave Schiffman:

Hello, everyone, I’m Dave Schiffman, Lead Portfolio Manager of Aquila High Income Fund.

I'm talking to you today because we need your help. We are excited about an important development involving Aquila High Income Fund and Aquila Opportunity Growth Fund. We’re pleased to announce that a definitive agreement has been reached between Aquila Investment Management LLC and Cantor Fitzgerald Investment Advisors, LP to sell assets used in its investment advisory business related to these funds. If approved by shareholders, each fund would be reorganized into a newly created series of the Cantor Select Portfolios Trust and Cantor Fitzgerald Investment Advisors would become the investment advisor of these funds, and Smith Group Asset Management, LLC, a business of Cantor Fitzgerald Asset Management would serve as the funds’ subadviser. We anticipate, subject to shareholder approval, that the reorganization will be finalized in September.

We are asking you to encourage your clients to exercise their right to vote regardless of the amount of shares they own. As mentioned, shareholder approval is required to secure completion of the proposed reorganizations. We believe it’s important to note that if the reorganizations are not approved by shareholders, the Board of Trustees will consider other options up to and including the liquidation of the funds. Liquidation of a fund may result in income tax liabilities for certain shareholders.

I’m happy to let you know that under the proposal, I would continue as the lead portfolio manager of the new Cantor Fitzgerald High Income Fund, and have signed an employment agreement to join the Cantor Fitzgerald and Smith Group team once the reorganization is complete. Additionally, Aquila Opportunity Growth Fund would become Cantor Fitzgerald Equity Opportunity Fund, and will be managed by the talented investment team at Smith Group Asset Management.

Importantly, the principal investment objectives and strategies of each fund would remain largely consistent with what you’re familiar with. Details about the new funds are provided in the proxy statement/prospectus, which was previously distributed to shareholders. It may also be obtained by calling Cantor Fitzgerald Asset Management at 800-9-CANTOR. That’s 800-922-6867.

John Brim:

Thanks, Dave. I’m John Brim, President and Chief Investment Officer of Smith Group Asset Management. We’re thrilled that Dave is expected to join our team and continue leading the management of the new High Income Fund, subject to shareholder approval. For those of you who may not be familiar with Cantor Fitzgerald, we are a global financial services leader with over 12,500 employees worldwide. Since 1945, Cantor Fitzgerald has been at the forefront of financial and technological innovation, providing a wide range of services to more than 5,000 institutional clients globally.

Our asset management division, Cantor Fitzgerald Asset Management, manages $13 billion across various investment vehicles, including mutual funds, ETFs, Non-traded REITs, interval funds, opportunity zone funds, 1031 and 721 exchange vehicles, and other private investment options. Our team at Smith Group, which became part of Cantor Fitzgerald in 2021, is composed of experienced professionals with an average of over 30 years in the industry. We are committed to delivering a platform of solutions across a comprehensive range of capabilities and look forward to serving these funds under our management.

Dave Schiffman:

One key point to note is that there are no plans to increase fees for either of the funds. In fact, as detailed in the proxy statement, the net total annual fund operating expenses for each class of shares of each new fund are expected to be the same as or lower than your current fund’s net total annual fund operating expenses, across all share classes.

Again, we need your help to secure completion of the proposed reorganizations. Our team would be happy to speak with you further about the potential benefits and how your clients can cast their votes. Thank you for your continued support.

To be shown on screen:

About the Proposed Reorganization of Aquila Funds Trust:

A definitive agreement has been reached between Aquila Investment Management LLC (“Aquila”) and Cantor Fitzgerald Investment Advisors, LP ("Cantor") to sell assets used in its investment advisory business relating to the Aquila Funds Trust (the "Funds" or each a "Fund") (the "transaction"). Under the terms of the agreement, subject to Fund shareholder approval, each Fund is expected to be reorganized into a newly created series of Cantor Select Portfolios Trust (each a "Reorganization" or collectively, the "Reorganizations"), and subsequently will be advised by Cantor and subadvised by Smith Group Asset Management, LLC. The proposed Reorganizations are listed below:

Acquired Aquila Funds	Acquiring Cantor Funds
Aquila High Income Fund	Cantor Fitzgerald High Income Fund
Aquila Opportunity Growth Fund	Cantor Fitzgerald Equity Opportunity Fund

To receive a free copy of a Proxy Statement/Prospectus relating to a Reorganization, please call Cantor Fitzgerald Asset Management toll free at (855) 9-CANTOR. This communication is qualified in its entirety by reference to the Proxy Statement/Prospectus and supersedes any prior document.

The Proxy Statement/Prospectus contains important information about fund objectives, strategies, fees, expenses and risk considerations, and therefore you are advised to read it. The Proxy Statement/Prospectus and shareholder reports, and other information are also available for free on the SEC’s website (www.sec.gov). Shareholder should read any Proxy Statement/Prospectus carefully before making any decision to invest or to approve a Reorganization.

Mutual fund investing involves risk; loss of principal is possible. Investment risks include, but are not limited to, potential loss of value, market risk, financial risk, interest rate and credit rate risk, and investments in highly-leveraged companies, lower-quality debt securities, foreign markets and foreign currencies. High-yield bonds are subject to greater credit risk, default risk, and liquidity risk.

Before investing in any mutual fund offered by Aquila Group of Funds, carefully read about and consider the investment objectives, risks, charges, expenses, and other information found in the fund's prospectus. The prospectus is available when you visit www.aquilafunds.com and by calling 800-437-1020.

For financial professional use only. Not for use with the public.